Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following registration statements of Brown Shoe Company, Inc. of our report dated March 8, 2005, except for Note 18 as to which the date is March 14, 2005 with respect to the consolidated financial statements and schedule of Brown Shoe Company, Inc. We also consent to the incorporation by reference in the following registration statements of Brown Shoe Company, Inc. of our report dated March 8, 2005 with respect to management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Brown Shoe Company, Inc., included in the Annual Report (Form 10-K) for the year ended January 29, 2005.

Form Number	Registration Statement Number	Description

Form S-8	2-58347	Stock Purchase Plan of 1977, as amended
Form S-8	33-58751	Stock Option and Restricted Stock Plan of 1994, as amended
Form S-8	33-83717	Incentive and Stock Compensation Plan of 1999
Form S-8	33-65900	Brown Shoe Company, Inc. 401(k) Savings Plan
Form S-8	333-89014	Brown Shoe Company, Inc. Incentive and Stock Compensation Plan of 2002

/s/ ERNST & YOUNG LLP
St. Louis, Missouri
March 29, 2005